                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               HANDLEMAN COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                                             HANDLEMAN COMPANY


                                                                  August 5, 2002


 Dear Fellow Shareholder:

         You are cordially invited to join the Board of Directors and Management of Handleman Company at the Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan for the Annual Meeting of Shareholders on Tuesday, September 10, 2002 at 2:00 p.m., Eastern Daylight Time.

         The Notice of Annual Meeting, proxy statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

        It is important that your shares be represented and voted at the Annual Meeting, regardless of the number that you hold. Whether or not you plan to attend the meeting, you are urged to sign, date and return your proxy card as soon as possible in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you are registered on Handleman Company's stock transfer books as the holder of record you can vote your shares by telephone, by using the Internet, or by mailing your signed proxy card. Specific instructions for voting by means of the telephone or Internet are included on the proxy card. If your shares are held of record in the name of a bank or broker you must follow the instructions from the holder of record in order to vote your shares. Some banks and brokers may offer telephone and Internet voting. If you are the holder of record this will not prevent you from voting your shares in person at the meeting before voting closes if you wish to do so.

        We look forward to seeing you at the Annual Meeting. On behalf of the Management and Directors of Handleman Company, I want to thank you for your continued support and confidence in Handleman Company.


                                               Sincerely,

                                               /s/ Stephen Strome


                                               Stephen Strome
                                               Chairman of the Board and
                                               Chief Executive Officer

                                HANDLEMAN COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 10, 2002


To the Shareholders of Handleman Company:

        The Annual Meeting of Shareholders of Handleman Company (the "Company") will be held at the Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084, on Tuesday, September 10, 2002, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

                (1) To elect three Directors of the Company to serve until the Annual Meeting of Shareholders in 2005.

                (2) To consider such other business as may properly come before the meeting.

        Only shareholders of record of Handleman Company at the close of business on July 15, 2002 will be entitled to vote at the meeting.

        A copy of the Annual Report of the Company for the fiscal year ended April 27, 2002 accompanies this Notice.


                                             By Order of the Board of Directors,

                                             /s/ Stephen Strome


                                             Stephen Strome
                                             Chairman of the Board
                                             and Chief Executive Officer



Troy, Michigan
August 5, 2002

                                HANDLEMAN COMPANY
                               500 KIRTS BOULEVARD
                            TROY, MICHIGAN 48084-4142
                                 ---------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 10, 2002

 GENERAL INFORMATION

        This proxy statement contains information related to the Annual Meeting of Shareholders of Handleman Company (the "Company") to be held at the Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084, on Tuesday, September 10, 2002, at 2:00 p.m., Eastern Daylight Time. The approximate mailing date for this proxy statement and the proxy is August 5, 2002.

        At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of Directors. In addition, the Company's management will report on the performance of the Company during fiscal 2002 and respond to questions from shareholders.

        It is important that your shares be represented at the meeting. We encourage you to read the proxy statement and vote your shares as soon as possible. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, Officers and employees. In addition, the Company has retained Georgeson Shareholder, 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $5,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Only holders of record of shares of $.01 par value common stock (the "Common Stock") at the close of business on July 15, 2002 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the date of record, the Company had issued and outstanding 26,520,444 shares of Common Stock.

        Based on information filed with the Securities and Exchange Commission ("SEC"), a) Franklin Resources Inc., 777 Mariners Island Blvd., San Mateo, California 94403-7777, owns 1,900,000 shares (7.2%) of the Company's outstanding Common Stock, b) Dimensional Fund Advisors, 1299 Ocean Avenue, Santa Monica, California 90401, owns 1,828,836 shares (6.9%) of the Company's outstanding Common Stock, and c) Awad & Associates Asset Management, 250 Park Avenue, New York, New York 10177, owns 1,568,430 shares (5.9%) of the Company's outstanding Common Stock. Management does not know of any other person who, as of July 15, 2002, beneficially owned more than 5% of the Company's Common Stock.

                            I. ELECTION OF DIRECTORS

        The Board of Directors proposes that Eugene A. Miller, Sandra E. Peterson and Irvin D. Reid be elected as Directors of the Company to hold office until the Annual Meeting of Shareholders in 2005 or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The three nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

        The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the meeting and each Executive Officer of the Company as of April 27, 2002 named in the Summary Compensation Table herein. The terms of Richard H. Cummings and David Handleman as Directors expire with this Annual Meeting, and Messrs. Cummings and Handleman have chosen not to be nominated for re-election.

                                                                                        SHARES OF     PERCENTAGE OF TOTAL
                                                                                       COMMON STOCK      COMMON STOCK
                                  POSITIONS AND OFFICES                                BENEFICIALLY      BENEFICIALLY      TERM
NAME AND YEAR FIRST               WITH THE COMPANY AND OTHER                           OWNED AS OF       OWNED AS OF        TO
BECAME A DIRECTOR     AGE         PRINCIPAL OCCUPATIONS AS OF JULY, 15, 2002          JULY 15, 2002     JULY 15, 2002     EXPIRE
-----------------------------------------------------------------------------------------------------------------------------------
                                  NOMINEES FOR ELECTION AS DIRECTORS FOR A
                                  THREE-YEAR TERM
Eugene A. Miller . . . . . .  64  Chairman of the Board of Comerica Incorporated
                                  and Comerica Bank . . . . . . . . . . . . . . . . . .      --              *             2005
Sandra E. Peterson (2001). . .43  Senior Vice President - Medco Health Solutions,Inc.,
                                  wholly owned subsidiary of Merck & Co.  . . . . . . .  2,490 (2)           *             2005
Irvin D. Reid. . . . . . . . .61  President of Wayne State University . . . . . . . . .      --              *             2005
                                  DIRECTORS CONTINUING IN OFFICE
John M. Barth (1995) . . . . .56  President and Chief Operating Officer of
                                  Johnson Controls, Inc. . . . . . . . . . . . . . . . . 11,390 (2)          *             2004
Elizabeth A. Chappell (1999). 44  President of the Economic Club of Detroit . . . . . .  11,596 (2)          *             2004
Peter J. Cline (2001) . . . . 55  President and Chief Operating Officer of the Company . 56,650 (1)          *             2004
Stephen Strome (1989) . . . . 57  Chairman of the Board and Chief Executive Officer
                                  of the Company . . . . . . . . . . . . . . . . . . . .352,584 (1)         1.3%           2003
James B. Nicholson (1991) . . 59  President and Chief Executive Officer of
                                  PVS Chemicals, Inc. . . . . . . . . . . . . . . . . .  15,490 (2)          *             2003
Lloyd E. Reuss (1993). . . .  66  Former President of General Motors Corporation . . . . 16,590 (2)          *             2003

                                  OTHER EXECUTIVE OFFICERS
Gerardo I. Lopez. . . . . . . 42  Senior Vice President - President of Handleman
                                  Entertainment Resources . . . . . . . . . . . . . . .  17,805 (1)          *               --
Stephen Nadelberg. . . . . .  61  Senior Vice President - President of
                                  North Coast Entertainment . . . . . . . . . . . . . .  36,351 (1)          *               --
Sam Milicia. . . . . . . . .  60  Senior Vice President - Music Product . . . . . . . .  17,785 (1)          *               --


All Directors, listed above, and Executive Officers as a group (14 persons) . . . . . . 564,738 (3)         2.1%             --

 * Less than 1%


   (1) The number shown above as beneficially owned by Messrs. Strome, Cline, Lopez, Nadelberg and Milicia includes 222,032; 8,665; 17,433; 17,433 and 9,410 shares, respectively, which they have the right to acquire within 60 days of July 15, 2002 pursuant to the Company's stock option plans (assuming, in certain instances that the stock price reaches certain levels) and 1,400; 1,075; 372; 823 and 1,337 shares, respectively, which have been credited to each Messrs. Strome, Cline, Lopez, Nadelberg and Milicia under the Company's salary deferral plan (the "401(k) Plan").

   (2) The number shown above as beneficially owned by Ms. Peterson, Mr. Barth, Ms. Chappell, Mr. Nicholson, and Mr. Reuss includes 833; 5,499; 3,999; 5,499, and 5,499 shares respectively, which they have the right to acquire within 60 days of July 15, 2002 pursuant to the Company's stock option plans (assuming, in certain instances that the stock price reaches certain levels).

   (3) All Directors, listed above, and Executive Officers as a group (14 persons) beneficially owned 564,738 shares (2.1%) of the Company's outstanding Common Stock as of July 15, 2002, including 308,640 shares which they have the right to acquire within 60 days of that date pursuant to the Company's stock option plans and 7,047 shares which have been credited to them under the 401(k) Plan.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

         Following each Director's name and the year in which he or she first became a Director is a brief account of the business experience of each nominee and continuing Director of the Company during the past five years.

STEPHEN STROME 1989

         Mr. Strome has served as Chairman of the Board and Chief Executive Officer of the Company since January 12, 2001. From May 1, 1991 through January 11, 2001 Mr. Strome served as President and Chief Executive Officer of the Company.

JAMES B. NICHOLSON 1991

         Mr. Nicholson has served as President and Chief Executive Officer of PVS Chemicals, Inc. since 1979. Mr. Nicholson is a Director of PVS Chemicals, Inc. and Standard Federal Bank. Mr. Nicholson is also Chairman of the Board of Amerisure Companies.

LLOYD E. REUSS 1993

         Mr. Reuss served as General Motors Corporation's Executive Vice President of New Vehicles and Systems from April 6, 1992 through his retirement on January 1, 1993. Mr. Reuss served as President of General Motors Corporation from August 1, 1990 through April 5, 1992. Mr. Reuss is a Director of International Speedway Corporation and U.S. Sugar Corporation. He is also Vice Chairman of the Board of Directors of Detroit Mortgage & Realty Company.

JOHN M. BARTH 1995

         Mr. Barth has served as President and Chief Operating Officer of Johnson Controls, Inc. since September 23, 1998. From October 1, 1992 through September 22, 1998, Mr. Barth served as Executive Vice President of Johnson Controls, Inc. Mr. Barth is a Director of Johnson Controls, Inc. and Covisint LLC.

ELIZABETH A. CHAPPELL 1999

         Ms. Chappell has served as President of the Economic Club of Detroit since April 15, 2002. From January 4, 2001 through April 14, 2002 Ms. Chappell served as a business consultant in private practice. Ms. Chappell served as the Executive Vice President Corporate Communications and Investor Relations of Compuware Corporation from January 3, 2000 to January 3, 2001. Ms. Chappell was formerly President and Chief Executive Officer of The Chappell Group Inc., a consulting firm she founded in 1995 that specialized in strategic planning, organizational development and sales and marketing strategies. Ms. Chappell is a Director of Compuware Corporation.

SANDRA E. PETERSON 2001

         Ms. Peterson has served as the Senior Vice President - Medco Health Solutions, Inc., a wholly owned subsidiary of Merck & Co., since January 1, 1999. From April 8, 1996 through December 31, 1998 Ms. Peterson served as Executive Vice President of Nabisco Holding Company. From April 15, 1993 through April 7, 1996 Ms. Peterson served as Vice President Advanced Products and Finance, Global Operations of the Whirlpool Corporation.

PETER J. CLINE 2001

         Mr. Cline has served as President and Chief Operating Officer of the Company since January 12, 2001. From May 3, 2000 through January 11, 2001 Mr. Cline served as Executive Vice President and Chief Operating Officer of the Company and President of Handleman Entertainment Resources. From April 25, 1994 to May 2, 2000 Mr. Cline served as Executive Vice President and President of Handleman Entertainment Resources.

 EUGENE A. MILLER

         Mr. Miller has served as Chairman of the Board of Comerica Incorporated and Comerica Bank since January 1, 2002. From June 1, 1999 through December 31, 2001 Mr. Miller served as Chairman, President and Chief Executive Officer of Comerica Incorporated and Comerica Bank. From June 30, 1993 through June 1, 1999 Mr. Miller served as Chairman and Chief Executive Officer of Comerica Incorporated and Comerica Bank. Mr. Miller is a Director of DTE Energy, Inc.

 IRVIN D. REID

         Dr. Reid has served as President of Wayne State University since November 24, 1997. From August 1, 1989 through November 23, 1997 Dr. Reid served as President of Montclair State University. Dr. Reid is a Director of Mack-Cali Real Estate Investment Trust.

         During the fiscal year ended April 27, 2002, the Board of Directors held seven meetings.


 COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee. The current members of the Audit Committee are John M. Barth (Chairman), Elizabeth A. Chappell, Richard H. Cummings and Sandra E. Peterson. During fiscal year 2002, the Audit Committee held five meetings. The Audit Committee is appointed by the Board of Directors of the Company to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; the annual independent audit of the Company's financial statements; any financially-related legal compliance or ethics programs as established by the Board; and any other areas specified by the Board of potential significant financial risk to the Company.

         The Company has a standing Compensation and Stock Option Committee. The current members of the Compensation and Stock Option Committee are James B. Nicholson (Chairman), Elizabeth A. Chappell and Lloyd E. Reuss. During fiscal year 2002, the Committee held five meetings and made recommendations to the Board of Directors. The duties of the Committee are: recommending to the Board of Directors the remuneration arrangements for senior management; recommending to the Board of Directors compensation plans in which Officers are eligible to participate; and granting stock options, performance shares and restricted stock awards under the Company's 2001 Stock Option and Incentive Plan.

         The Company has a standing Corporate Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Lloyd E. Reuss (Chairman), John M. Barth, James B. Nicholson and Sandra E. Peterson. During fiscal year 2002, the Committee held two meetings. The Committee considers the performance of incumbent Directors and recommends to the shareholders nominees for election as Directors. The Committee will consider nominees for Directors recommended by shareholders, which recommendations for the 2003 Annual Meeting of Shareholders should be submitted to the Chairman of the Nominating Committee at the Company's executive offices, no later than March 14, 2003. In February 1998, the Board of Directors adopted corporate governance guidelines recommended by the Committee. The guidelines are reviewed annually and are monitored by the Committee. The guidelines establish corporate governance standards, outline the respective responsibilities of management and the Board and provide a process for evaluating the performance of the Board. The Board has the discretion to change the guidelines and also to make exceptions to the guidelines when it is deemed to be in the best interest of the Company and its shareholders to do so. A copy of the guidelines is attached as Appendix A to this Proxy Statement.

         Each of the Directors attended at least 75% of the meetings held during fiscal 2002 by the Board and by each Committee of which the Director is a member.

 CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         Mr. David Handleman, Chairman Emeritus of the Board of the Company since January 12, 2001 and Chairman of the Board from 1974 through January 11, 2001, retired as an Officer and employee of the Company effective July 1, 1993. The term of Mr. Handleman as a Director of the Company will expire with this Annual Meeting and Mr. Handleman has chosen not to be nominated for re-election. Effective July 1, 1993, and during his lifetime, Mr. Handleman will receive annual payments of $300,000 per year in consideration of his performance of advisory and related services to the Company and execution of a non-competition covenant entered into with the Company in 1989. Such amount is in addition to the annual amount ($288,564) Mr. Handleman receives pursuant to the Company's pension plan. In addition, the Company paid $76,567, for certain life insurance, health insurance, automotive and club due benefits for Mr. Handleman pursuant to his agreement with the Company.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        DIRECTOR'S COMPENSATION IN FISCAL 2002

         Officers of the Company who are Directors do not receive any additional compensation for services as a Director or as a Committee member. During fiscal 2002, all other Directors received annual retainers of $12,000 in restricted stock with 100% vesting after one year and $10,000 in cash payable in four quarterly installments of $2,500. Each Director received meeting fees of $1,000 for each Board of Directors meeting attended during the period of April 29, 2001 through December 12, 2001. Effective December 13, 2001 through the end of fiscal 2002 each Director was paid at the rate of $1,500 for each Board of Directors meeting attended. Each member on a Committee of the Board of Directors was paid at the rate of $1,000 for each Committee meeting attended. Non-committee Directors who are requested in advance to participate in any Committee meeting were also paid the committee meeting fee. In addition, during fiscal year 2002, each Committee Chairman received an annual fee of $3,000. Directors are reimbursed for travel and other expenses related to attendance at Board and Committee meetings. The Company has approved a Deferral Plan for Payment of Director Fees which permits members of the Board of Directors to elect to defer to a future date all or any portion of their Director fees (including retainer fees, attendance fees and Committee fees), with interest to be added to deferred amounts. The Company's Director Retirement Plan was terminated during fiscal 1998. Upon Mr. Richard H. Cummings' retirement from the Board of Directors on September 10, 2002 he is entitled to receive $14,000 per year during his lifetime. In addition, Mr. Alan E. Schwartz, upon his retirement from the Board on September 10, 2001, receives $14,000 per year during his lifetime. Mr. Schwartz is a member of Honigman Miller Schwartz and Cohn LLP, which law firm served as general counsel to the Company during fiscal 2002. No other outside Directors will receive any retirement benefits.

         The 2001 Stock Option and Incentive Plan allows stock option grants to outside Directors. In September 2001, options for 2,500 shares were awarded to outside Directors with a three-year graded vesting. It is contemplated that a stock option grant will be awarded annually to outside Directors.

         Mr. Handleman is not entitled to receive any Director or Committee member fees during the term of his advisory agreement. See "Certain Transactions with Executive Officers and Directors" for additional information regarding amounts paid to Mr. Handleman for advisory services.

         Under resolutions of the Board of Directors presently in effect, if a Corporate, Division or Subsidiary Officer should die while serving in such capacity, the Company will pay to the surviving spouse, or if there is no surviving spouse then to the decedent's estate, the equivalent of one year's salary (excluding bonuses) based upon the amount being received by the decedent at the time of his or her death, in 24 equal monthly installments commencing one month after death. In the event a Director should die while serving the Company in such position, the Company shall pay to the deceased's surviving spouse, or if there be no surviving spouse to the deceased's estate, the equivalent of one year's cash retainer plus any accrued but unpaid board and committee meeting fees that the deceased was entitled to receive for such services from the Company at the time of his or her death, such amount to be paid in a lump sum one month from the date of death. In addition, the Director's restricted stock retainer that the deceased was to receive for services to the Company shall immediately vest and the Company will distribute to the deceased's surviving spouse, or if there be no surviving spouse to the deceased's estate, a certificate for the shares.

 SUMMARY COMPENSATION TABLE

    The following table sets forth information for each of the fiscal years ended April 27, 2002, April 28, 2001 and April 29, 2000 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers as of April 27, 2002 (collectively, the "named Executive Officers") whose annual salary and bonus exceeded $100,000.


                                         ANNUAL COMPENSATION (1), (3)            LONG-TERM COMPENSATION AWARDS
                                 ----------------------------------------     -------------------------------------------
                                                                                   (2)       OPTIONS/SARS      (5)
                                                             OTHER ANNUAL       PERFORMANCE   UNDERLYING    ALL OTHER
                                 FISCAL    SALARY    BONUS   COMPENSATION       STOCK GRANT   SECURITIES   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)       ($)         ($)                (#)         (#)           ($)
-------------------------------------------------------------------------------------------------------------------------
Stephen Strome                    2002    601,308     250,000      --              54,400       71,100       3,619
Chairman of the Board and         2001    566,923     550,000      --                  --       65,000       1,578
Chief Executive Officer           2000    521,562     500,000      --                  --       65,000       1,804

Peter J. Cline                    2002    392,308     150,000      --              19,900       26,000       2,818
President and Chief               2001    384,068     325,000      --                  --       40,000       1,967
Operating Officer                 2000    321,763     316,635      --                  --       40,000       1,538

Gerardo I. Lopez                  2002    288,816     116,167   82,684(4)           9,400       12,300       1,231
Senior Vice President             2001    263,000 (6) 161,750      --                  --       20,000          --
-President Handleman
Entertainment Resources

Stephen Nadelberg                 2002    243,463      38,055      --               9,400       12,300       2,967
Senior Vice President             2001    237,543      45,534      --                  --       20,000       1,535
-President North Coast            2000    229,846      98,220      --                  --       20,000       1,787
Entertainment

Samuel Milicia                    2002    197,230      54,986      --               4,700        6,200       3,729
Senior Vice President             2001    188,535     105,000      --                  --       11,000       1,362
-Music Purchasing                 2000    180,539     102,867      --                  --       11,000       1,554


(1) Salary deferred by the named Executive Officers pursuant to the Company's 401(k) Plan follows:


                                   2002         2001             2000
                                 --------------------------------------
Stephen Strome                   $7,570        $6,310           $7,213
Peter J. Cline                    5,875         7,870            6,153
Gerardo I. Lopez                  2,463            --               --
Stephen Nadelberg                 6,615         6,140            6,216
Samuel Milicia                    7,570         5,450            6,216


(2) Represents grant of performance shares of Handleman Company common stock, which would be distributed if certain fixed performance criteria are satisfied by May 1, 2004.

(3) Non-cash compensation did not exceed the lesser of $50,000 or 10% of individual cash compensation for any named Executive Officer other than noted below for Mr. Lopez.

(4) Includes net payments to or on behalf of Mr. Lopez of $600 for certain life insurance, $8,750 for automobile benefits, $7,797 for financial consulting and $65,537 for housing costs.

(5) Represents amounts contributed to the named Executive Officers' 401(k) Plan accounts for the Company matching of employee contributions.

(6) Includes a one-time payment of $20,000 made 60 days after joining the Company in June 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR

   The following table provides details regarding stock options granted to the named Executive Officers in the last fiscal year.

                                                                                                    (4)
                                              (1)                                          POTENTIAL REALIZABLE VALUE
                                           % OF TOTAL                                      AT ASSUMED ANNUAL RATES OF
                                          OPTIONS GRANTED       (2)                        STOCK PRICE APPRECIATION
                           NUMBER OF       TO EMPLOYEES    EXERCISE PRICE        (3)           FOR OPTION TERM
NAME                    OPTIONS GRANTED   IN FISCAL YEAR    PER SHARE    EXPIRATION DATE      5%              10%
----------------------------------------------------------------------------------------------------------------------
Stephen Strome                 71,100           17.6%         $15.75    June 12, 2011     $704,253          $1,784,710
Peter J. Cline                 26,000             6.4          15.75    June 12, 2011      257,533             652,636
Gerardo I. Lopez               12,300             3.0          15.75    June 12, 2011      121,833             308,747
Stephen Nadelberg              12,300             3.0          15.75    June 12, 2011      121,833             308,747
Samuel Milicia                  6,200             1.5          15.75    June 12, 2011       61,412             155,629

(1) The total number of shares subject to options granted to employees in fiscal 2002 was 404,580.

(2) The exercise price (which corresponded to the fair market value of the Common Stock on the date of grant) may be paid in cash, or, with the consent of the Compensation and Stock Option Committee, in Common Stock of the Company, by a promissory note, or in such other manner as the Committee determines is appropriate in its sole discretion. The Compensation and Stock Option Committee has approved the issuance of reload options in certain circumstances and with certain restrictions. A reload option is an option granted to an employee when the employee exercises an option using previously owned shares.

(3) The options become exercisable up to 33 1/3% on or after June 13, 2002 and prior to June 12, 2003; up to 66 2/3% on or after June 13, 2003 and prior to June 12, 2004; up to 100% on or after June 13, 2004.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2002, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionee's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information concerning stock options exercised by the named Executive Officers during the fiscal year ended April 27, 2002 as well as the value of unexercised options held by such persons on April 27, 2002. This table also includes the number of shares covered by both exercisable and non-exercisable stock options as of the last day of the fiscal year.

                                                                                                         (2)
                                                                                                VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS
                                      SHARES                               OPTIONS AT              AT FISCAL YEAR
                                     ACQUIRED                         FISCAL YEAR-END (#)              END ($)
                                    ON EXERCISE           (1)           EXERCISABLE (E)/          EXERCISABLE (E)/
NAME OF INDIVIDUAL                      (#)          VALUE REALIZED    UNEXERCISABLE (U)          UNEXERCISABLE (U)
-------------------------------------------------------------------------------------------------------------------
Stephen Strome                        49,750           $310,339          222,032  (E)           $324,406  (E)
                                                                         135,318  (U)             41,976  (U)

Peter J. Cline                        36,000            242,487            8,665  (E)                 --  (E)
                                                                          60,667  (U)             25,831  (U)

Gerardo I. Lopez                          --                 --           17,433  (E)             25,833  (E)
                                                                          14,868  (U)             12,917  (U)

Stephen Nadelberg                      53,999           352,167           17,433  (E)             19,791  (E)
                                                                          14,868  (U)             12,917  (U)

Samuel Milicia                         35,989           221,853            9,410  (E)             10,898  (E)
                                                                           7,801  (U)              7,105  (U)

     (1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of exercise date.


     (2) Assumes, for all unexercised in-the-money options, the difference between the exercise price and the market price ($12.25 per share) of the Company's Common Stock as of April 27, 2002.

 PENSION PLAN

        The Company has a pension plan (the "plan") covering all employees of the Company who have reached the age of 21 and completed one year of service, except for employees covered by a collective bargaining agreement which does not provide for plan coverage. The plan provides pension benefits, death benefits and disability benefits for covered employees. For the fiscal year ended April 27, 2002, employees with five or more years of service were entitled to monthly pension benefits beginning at normal retirement age (65). The computation of benefits under the plan is based upon a formula which takes into consideration retirement age, years of service up to 30 years, average annual compensation during the highest five consecutive year period within the 10 years preceding retirement, and the average of the taxable wage base for social security purposes over the employee's career. The plan permits early retirement at ages 55-64 for employees with 10 or more years of service. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the plan. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her permanent and total disability is entitled to receive a disability retirement benefit.

        The compensation covered by the plan includes all earnings from the Company as reported on the employee's W-2 form, for base pay plus overtime and bonus payments only, plus salary deferrals under the Company's 401(k) Plan, up to a maximum of $200,000 for calendar year 2002.

        The following table illustrates current annual benefits payable under the plan upon retirement at age 65 to persons in certain compensation and years of service classifications. The benefits are computed on the basis of a straight life annuity and are not subject to deductions for social security or other offset amounts.



FINAL AVERAGE           TEN YEARS          TWENTY YEARS          THIRTY YEARS
COMPENSATION            OF SERVICE         OF SERVICE            OF SERVICE
--------------------------------------------------------------------------------
$200,000*               $25,436            $50,872               $76,308

*Compensation which may be considered for any purpose under a qualified pension plan is limited for calendar year 2002 to $200,000.


        The Internal Revenue Code limits the benefits which can be paid from any funded pension plan that qualifies for federal tax exemption. The amount for calendar year 2002 is $160,000.

        As of April 27, 2002 the credited years of service under the plan for the named Executive Officers were as follows: 24 for Stephen Strome; 8 for Peter J. Cline; 2 for Gerardo I. Lopez; 5 for Stephen Nadelberg; and 30 for Samuel Milicia.

 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Company sponsors a Supplemental Executive Retirement Plan (the "SERP") covering a select group of management employees of the Company. The SERP provides supplemental retirement income, and death and disability benefits. Covered employees with five or more years of service are entitled to monthly retirement income beginning at normal retirement age (65). The SERP permits early retirement at ages 55-64 for employees with 10 or more years of service. The computation of benefits under the SERP is based upon a formula which takes into consideration retirement age, years of service up to a maximum of 30 years, and average annual compensation during the highest five consecutive years within the 10 years preceding retirement. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the SERP. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her total and permanent disability is entitled to receive a disability retirement benefit.

         The compensation covered by the SERP includes all earnings from the Company as reported on the employee's W-2 form, for base pay, overtime, and bonus payments, plus salary deferrals. No maximum applies to compensation covered under the SERP.

         The benefit amount calculated under the formula is computed on the basis of a straight life annuity and is subject to an offset by benefits provided under the pension plan.

         The following table illustrates current annual benefits payable under the SERP upon normal retirement at age 65 to persons in certain compensation and years of service classifications. These benefits are in addition to benefits payable under the Company pension plan.



   FINAL AVERAGE           TEN YEARS         TWENTY YEARS          THIRTY YEARS
   COMPENSATION            OF SERVICE        OF SERVICE            OF SERVICE
  ------------------------------------------------------------------------------
     $200,000                $9,564            $19,128               $28,692

      400,000                44,564             89,128               133,692

      600,000                79,564            159,128               238,692

      800,000               114,564            229,128               343,692

    1,000,000               149,564            299,128               448,692



         As of April 27, 2002 the credited years of service under the SERP for the named Executive Officers were as follows: 24 for Stephen Strome; 8 for Peter
J. Cline; 2 for Gerardo I. Lopez; 5 for Stephen Nadelberg; and 30 for Samuel Milicia.

CHANGE IN CONTROL AGREEMENTS

         The Company entered into Change in Control Agreements (the "Agreements") with Stephen Strome, Peter J. Cline and Stephen Nadelberg in the event their employment is terminated as a result of, or in the connection with, a change in control (as defined in the Agreements). The Agreements end December 31, 2002 and are automatically renewed to December 31 of each subsequent year unless and until the Company or the named Executive Officer sends a written notice of termination to the other party.

         In event of termination of employment or other specified changes in the employment relationship within 24 months following a change in control, the Agreements generally provide for payments of accrued salary and bonus not paid plus a severance payment equal to the sum of base salary and the average of the annual bonus accrued during the three fiscal years prior to the termination date times 2.99. The Agreements also entitle each named Executive Officer to continue participation in the Company's life and health insurance benefits for 36 months following the termination date. In addition, all stock options granted to the named Executive Officer under the Company's 2001 Stock Option and Incentive Plan or any other incentive plan or arrangement will become 100% vested and immediately exercisable.

         Based on current salaries and prior bonuses, if Messrs. Strome, Cline, or Nadelberg had terminated their employment as of April 27, 2002 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $3,090,000, $1,985,000 and $914,000, respectively.

PERFORMANCE GRAPH

         The following line graph compares the cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Russell 2500 Index and the S&P 500 Composite Index, for the past five-year period.



                       COMPARISON OF FIVE YEAR CUMULATIVE
                           TOTAL RETURN AMONG COMPANY,
                            RUSSELL 2500 AND S&P 500



                      1997   1998   1999  2000  2001   2002
HANDLEMAN             100    161    212   181   170    185
RUSSELL 2500          100    138    129   161   159    164
S&P 500               100    140    169   187   163    140


         Assumes an investment of $100 in the Company's Common Stock, the Russell 2500 Index and the S&P 500 Composite Index as of the last day of fiscal 1997. It shows the cumulative total return for the Company's last five fiscal years assuming reinvestment of dividends.

         The Company does not believe it feasible to provide a peer group comparison since any entities that could conceivably be deemed "peers" are either privately-held companies or subsidiaries or divisions of larger publicly-held companies. Therefore, the Company has selected the Russell 2500 Index on the basis of similar market capitalization.

 REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         INTRODUCTION

         The Compensation and Stock Option Committee (the "Committee") of the Board is composed of three independent outside Directors who have no interlocking relationships as defined by the SEC. The members of the Committee are James B. Nicholson (Chairman), Elizabeth A. Chappell and Lloyd E. Reuss. The Committee establishes the compensation policy for the Company's executives and reviews the salaries, bonuses and stock incentives of each of the Executive Officers including the Chief Executive Officer. The Committee administers the Company's 2001 Stock Option and Incentive Plan and prior stock option plans.

         GENERAL POLICIES

         The Company's compensation policies reflect its belief that the compensation of its key employees (including Executive Officers) should: (1) provide a compensation program that motivates key employees to achieve their strategic goals by tying compensation to the performance of the Company and applicable business units, as well as, to individual performance; (2) provide compensation reasonably comparable to that offered by other leading companies to attract and retain talented executives; and to (3) align the interests of its key employees with the long-term interests of the Company's shareholders through the award of stock incentives. The compensation packages offered to key employees are based on the review of compensation survey studies and the advice of compensation consultants. In assessing salary levels from a comparability standpoint, the Committee refers to compensation surveys based on different groups of corporations with approximately the same sales volume as the Company.

         The Committee has not taken into account the impact of Section 162(m) of the Internal Revenue Code (which disallows certain deductions for executive compensation exceeding $1,000,000 per year) in determining the level of executive compensation.

         BASE SALARIES

         Base salaries are established by analyzing and evaluating the responsibilities of a given position and a comparison of compensation levels of similar positions in the competitive marketplace on both a regional and national basis. Each position is included in a structure of graduated salary levels that have been set up by reference to the pay practices of the companies included in the outside consultant's compensation surveys. Salary levels are reviewed annually and are subject to adjustment based on the general movement in salaries in the job market, as well as the individual's job performance, contributions to the Company and changes in job responsibilities.

         BONUSES

         The Company's bonus program is intended to encourage and reward the achievement of corporate objectives. The named Executive Officers participate in the bonus program. Awards under the bonus program, during fiscal 2002, were based on the Company attaining certain levels of operating performance, net income and cash flow. In fiscal 2002, Mr. Cline, received a bonus based on the overall performance of the Company in terms of net income and cash flow. In fiscal 2002, Messrs. Lopez, Nadelberg and Milicia received bonuses based on the operating performance and cash flow of their individual business units and the consideration of personal objectives.

         STOCK PLANS

         The Company's shareholders approved the adoption of the Handleman Company 2001 Stock Option and Incentive Plan (the "Plan") which authorizes the granting of stock options, performance shares and restricted stock.

         The Committee believes that stock ownership by key employees (including Executive Officers) and stock-based performance compensation arrangements foster an interest in the enhancement of shareholder value and thus align management's interests with that of the shareholders. In fiscal 2002, stock options and performance shares were awarded pursuant to the Plan to key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance.

         The Committee's policy has been to utilize vesting periods to encourage key employees to continue in the employ of the Company, and to grant options to provide a long-term incentive. The exercise price of the options is based on the fair market value of the underlying shares on the date of the grant. Thus, such options have value only if the price of the underlying shares increases.

         The Committee reviewed the long-term incentives available to key employees from the perspective of market competitiveness and value. The Committee also looked at how to more closely align the Company's long-term incentive awards with the creation of shareholder value. The Committee determined that the overall effectiveness and value of the Plan is strengthened by the addition of performance shares. Performance shares provide a strong link between pay and performance. The number of shares that key employees would receive from the fiscal 2002 performance share grant will be based on certain fixed performance criteria being satisfied by May 1, 2004.

         OTHER COMPENSATION

         At various times in the past the Company has adopted certain broad-based employee benefit plans in which key management employees have been permitted to participate and has adopted certain Executive Officer retirement, life and health insurance and automotive plans. Other than with respect to the Company's 401(k) Plan, which includes a Company Common Stock Fund so as to further align employees' and shareholders' long-term financial interests, benefits under these plans are not directly or indirectly tied to Company performance.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The annual base salary earned in fiscal 2002 by Stephen Strome, the Company's Chief Executive Officer, was $601,308. Compensation for the Chief Executive Officer is determined through a process similar to that discussed for other Executive Officers. Mr. Strome was paid a bonus of $250,000 in fiscal 2002 based on the overall performance of the Company in terms of net income and cash flow. In fiscal 2002, Mr. Strome was awarded a nonqualified stock option grant to purchase 71,100 shares of the Company's stock (see "Option Grants in the Last Fiscal Year") and a grant of 54,400 performance shares of the Company's common stock, which would be distributed if certain fixed performance criteria are satisfied by May 1, 2004. The goals of these grants are to ensure attention to the Company's long-term strategies and objectives. The Committee believes Mr. Strome's compensation to be competitive with compensation practices of the companies included in the survey prepared by the outside consultant.

        BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

        James B. Nicholson (Chairman)
        Elizabeth A. Chappell
        Lloyd E. Reuss

 REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Handleman Company Board of Directors is composed of four independent Directors. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors.

         As set forth in the Audit Committee Charter, the Committee is appointed by the Board of Directors to, among other duties and responsibilities, provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the internal audit function; and the annual independent audit of the Company's financial statements.

         Management has responsibility for the Company's financial statements and financial reporting processes, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

         The Committee reviews the Company's financial statements and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has met and held discussions with management, the internal auditors and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements contained in the fiscal year 2002 Annual Report on SEC Form 10-K with management and the independent auditors.

         The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the letter regarding its independence provided to the Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         Based upon, and in reliance upon, the Committee's discussions with management and the independent auditors referred to above, the Committee's review of the representations of management and the report of the independent auditors, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2002 (fiscal year ended April 27, 2002) for filing with the Securities and Exchange Commission.

 BY THE AUDIT COMMITTEE:

        John M. Barth (Chairman)
        Elizabeth A. Chappell
        Richard  H. Cummings
        Sandra E. Peterson

                                II. OTHER MATTERS


 RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

         PricewaterhouseCoopers LLP is the independent public accountant for the Company and has reported on the Company's consolidated financial statements for the fiscal year ended April 27, 2002. The Company's independent public accountant is appointed by the Board of Directors after receiving recommendations from the Audit Committee. PricewaterhouseCoopers LLP has been reappointed for fiscal year 2003.

         Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

 PRINCIPAL ACCOUNTING FIRM FEES

         For the fiscal year ended April 27, 2002, the Company paid PricewaterhouseCoopers LLP $294,572 for the audit and audit related services, $1,281 for financial information systems design and implementation services, and $457,979 for all other services. All other services are principally comprised of tax and actuarial services. The Audit Committee determined that the non-audit services provided (and the aggregated fees billed for such services) by PricewaterhouseCoopers LLP during fiscal 2002 were compatible with maintaining their independence.

 OTHER PROPOSALS

         Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

         A shareholder proposal which is intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by March 14, 2003.


                                            By Order of the Board of Directors,


                                            /s/ Stephen Strome
                                            ---------------------------------
                                            Stephen Strome
                                            Chairman of the Board
                                            and Chief Executive Officer


 Dated:  August 5, 2002

 APPENDIX A
                                HANDLEMAN COMPANY
                         CORPORATE GOVERNANCE GUIDELINES

 1. SELECTION OF CHAIRMAN AND CEO; LEAD DIRECTOR: Currently, the Chairman of the Board is the Chief Executive Officer (CEO) of Handleman Company. If the Board does not designate the Chairman of the Board as the CEO, then the President by virtue of his office is the CEO.

    The Board has no policy respecting the need to separate or combine the offices of Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make a determination whenever it elects a new CEO.

    The Board may designate an independent Director to serve as Lead Director, with such duties and responsibilities as determined by the Board. If no Lead Director is designated by the Board, reference in these Guidelines to the Lead Director shall refer to the Chair of the Compensation and Stock Option Committee.

 2. MEETING WITHOUT CEO: In those instances where the outside Directors meet without the Chairman and CEO, the Lead Director will chair the meeting.

 3. NUMBER OF COMMITTEES: The Board has the following committees: Audit Committee, Compensation and Stock Option Committee and Corporate Governance and Nominating Committee. The Board has the flexibility to form a new committee or disband a current committee. It is the policy of the Board that only independent Directors serve on the Audit Committee, Compensation and Stock Option Committee and Corporate Governance and Nominating Committee.

 4. ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS: The Chairman and CEO suggests the appointment of members to the committees, the composition of which is discussed and ratified by the entire Board, taking into account the desires and suggestions of individual Directors. It is the belief of the Board that committee rotation is a desirable principle, but should not be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director's committee membership for a longer period or to shorten the period. The learning time to become an active contributor on a particular committee is also a factor.

 5. FREQUENCY AND LENGTH OF COMMITTEE MEETINGS: The Chair of each committee, in consultation with its members, determines the frequency and length of the meetings of the committee.

 6. COMMITTEE AGENDA: The Chair of each committee, in consultation with the appropriate Officers, will develop the committee's agenda. At the beginning of the Board year (from annual shareholders meeting to annual meeting), each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen); the schedule for each committee will be furnished to all Directors. The agenda for each meeting will be distributed to all Directors in advance and suggestions for changes or additions will be solicited.

 7. SELECTION OF AGENDA ITEMS FOR BOARD MEETINGS: The Chairman and CEO will establish the agenda for each Board meeting. At the beginning of the Board year, the Chairman and CEO will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The agenda for each meeting will be distributed to all Directors in advance and suggestions for changes or additions will be solicited. At least one Board meeting each year will be a Board "retreat," the principal purpose of which will be a Board review of long-term strategic plans and the principal issues that Handleman Company will face in the future. The Board will have a minimum of six scheduled meetings per Board year and will be on call for additional meetings as needed.

 8. BOARD MATERIALS DISTRIBUTED IN ADVANCE: Information and data that are important to the Board's understanding of the business will be distributed in writing to the Board the week before the scheduled Board meeting. The Officers will strive to make the information concise yet comprehensive, and will make an ongoing effort to solicit suggestions from outside Directors on how to best meet their information needs.

9. REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS: The Chairman and CEO will invite Senior Officers to attend the meeting when their presence is expected to significantly enhance the quality of Board decisions. Generally, attendance of non-Directors will take place when their expertise is required or where attendance is encouraged as noted in Item 11 (e.g., at the Board retreat).

10. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS: The outside Directors will meet in executive session at the conclusion of each scheduled Board meeting. The Lead Director will report to the Chairman and CEO on the nature of the discussion immediately following the Board meeting.

11. BOARD ACCESS TO SENIOR MANAGEMENT: Board members have complete access to the Company's Officers and counsel. It is assumed that Board members will use appropriate judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chairman and CEO under normal circumstances. Furthermore, the Board encourages the Chairman and CEO, from time to time, to bring executives into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas or
     (b) represent executives with future potential that the Chairman and CEO believes should be given exposure to the Board. The Board may retain outside counsel of its choice with respect to any issue relating to its activities. The Chairman and CEO will be advised on each such occasion of the law firm selected and the issues to be addressed by it on behalf of the Board.

12. BOARD COMPENSATION REVIEW: It is appropriate for the Officers to report once a year to the Compensation and Stock Option Committee the status of Board compensation in relation to other comparable U.S. companies and in consideration of the most current best practices. Changes in Board compensation, if any, should come at the suggestion of the Compensation and Stock Option Committee, but with full discussion and concurrence by the Board.

13. SIZE OF THE BOARD: It is the opinion of the Board that the optimal size of the Board under normal circumstances is 8 to 10 members. This size permits both a diversity of skills and views available to contribute to the duties of the Board and its Committees as well as the coordination and participation of all Directors in Board deliberations. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

14. MIX OF INSIDE AND OUTSIDE DIRECTORS: The Board believes that, as a matter of policy, there should be a majority of independent Directors on the Handleman Board.

15. DEFINITION OF INDEPENDENCE FOR OUTSIDE DIRECTORS: The Company has adopted the following definition of an independent Director: one who (a) is not and has not been employed by the Company or its subsidiaries in an executive capacity; (b) is not a significant advisor or consultant to the Company;
     (c) is not affiliated with a significant customer or supplier of the Company; (d) does not have a significant personal services contract with the Company; (e) is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and (f) is not a spouse, parent, sibling or child of a Board member or senior executive of the Company. The Board believes that all outside Directors with the exception of David Handleman are independent. Compliance with the definition of independence is reviewed annually by the Corporate Governance and Nominating Committee. The ownership of stock in the Company by Directors is encouraged. The Board's policy is that each Director should, by April 30, 2002, own Company stock valued at market price equal to three times the annual retainer.

16. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP: The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new CEO and the Board.

17. BOARD MEMBERSHIP CRITERIA: The Corporate Governance and Nominating Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of marketing, finance, regulation and public policy, international background, commitment to Handleman's shared values, etc. -- all in the context of an assessment of the perceived needs of the Company and the Board at that point in time.

18. SELECTION OF NEW DIRECTOR CANDIDATE/EXTENDING INVITATIONS TO BOARD: The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Corporate Governance and Nominating Committee with the direct input from the Chairman and CEO. The invitation to join the Board should be extended by the Chairman and CEO and the Chair of the Corporate Governance and Nominating Committee.

19. ASSESSING THE BOARD'S PERFORMANCE: The Board commits to participate in a process of self-evaluation annually, led by the Corporate Governance and Nominating Committee. This will be discussed with the full Board following the end of each fiscal year. This assessment should be of the Board's contribution as a whole and should specifically review areas in which the Corporate Governance and Nominating Committee or the Chairman and CEO believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board. The purpose of the evaluation will be to discover if there are changes to the Board's structure and operations, which will maximize the value that the Board adds to the Company.

20. DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY: It is the sense of the Board that individual Directors who change in a substantial way the business responsibility they held when they were elected to the Board, or who develop a conflict as a Director of the Company with the person's position in, or role with, another entity should inform the Chairman and CEO and the Chair of the Corporate Governance and Nominating Committee of the change. In addition, they must volunteer to resign from the Board. It is not the sense of the Board that the Directors who retire from or change substantially the position they held when they became a Director should necessarily leave the Board. There should, however, be an opportunity of the Board via the Corporate Governance and Nominating Committee to review the continued appropriateness of Board membership under these circumstances.

21. RETIREMENT AGE: Directors will submit a written resignation to the Board upon reaching the age of 72. The Corporate Governance and Nominating Committee will review the desirability of continued service by that Director in light of the needs of the Company at that time and make a recommendation to the Board. If continued service is requested that Director will then annually submit a written resignation to be considered by the Board.

22. FORMAL EVALUATION OF THE CHAIRMAN AND CEO: At the beginning of each fiscal year, the Chairman and CEO will set forth in writing to the Chair of the Compensation and Stock Option Committee the Chairman and CEO's personal goals for the performance of his duties and responsibilities during such fiscal year. The outside Directors should make this evaluation annually, and it should be communicated to the Chairman and CEO by the Chair of the Compensation and Stock Option Committee. The evaluation should be based on objective criteria, including comparison of the Chairman and CEO's goals for the year against actual results, performance of the business, accomplishment of long-term strategic objectives, management development, and the like. The evaluation will be used by the Compensation and Stock Option Committee in the course of its deliberations when considering the compensation of the Chairman and CEO.

23. SUCCESSION PLANNING: There will be an annual report by the Chairman and CEO to the Board on succession planning. There should also be available, on a continuing basis, the Chairman and CEO's recommendations as to a successor should the Chairman and CEO be unexpectedly disabled.

24. MANAGEMENT DEVELOPMENT: There will be an annual report to the Board by the Chairman and CEO on Handleman's program for management development. This report should be given to the Board at the same time as the succession planning report.

25. BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC.:
    The Board believes that, in general, it is optimal for the appropriate Officers to speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, including investors. It is expected that Board members would do this with the knowledge of the Chairman and CEO and absent unusual circumstances, only at the request of the Chairman and CEO.

26. ADHERENCE TO CODE OF BUSINESS PRACTICES: Each Director shall be familiar with and adhere to the Company's Code of Business Practices. The Directors shall annually acknowledge in writing that the Director has complied with the Code of Business Practices as it applies to the Director.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                               HANDLEMAN COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 10, 2002

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY

    Stephen Strome, James B. Nicholson and Lloyd E. Reuss, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held September 10, 2002, and at any adjournment thereof:

     1. THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

ELECTION OF               [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
DIRECTORS                  (except as marked to the contrary below)          to vote for all nominees listed
                                                                             below

       Eugene A. Miller         Sandra E. Peterson         Irvin D. Reid

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     ----------------------------------------------------------------------

2. In their discretion with respect to any other matters that may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
     THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE.

                   (Continued and to be signed on other side)

                          (Continued from other side)

    THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO
     VOTE SUCH STOCK, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXIES, OR THEIR SUBSTITUTES, MAY DO BY VIRTUE HEREOF. IF ONLY ONE ATTORNEY AND PROXY SHALL BE PRESENT AND ACTING, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID ATTORNEYS AND PROXIES.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID
     ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT RELATING THERETO AND THE ANNUAL REPORT FOR 2002.

                                              Dated:

                                              -----------------------, 2002

                                              -----------------------------

                                              -----------------------------

                                              (Signature (s) of Shareholder
                                                          (s))

The signature (s) of shareholder(s) should correspond exactly with the name(s) stenciled hereon.
                                              Joint owners should sign
                                              individually. When signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your
                                              full title as such.

                                               PLEASE PROMPTLY DATE, SIGN
                                                        AND MAIL

                                               THIS PROXY IN THE ENCLOSED
                                                        ENVELOPE.